CONSENT OF BANCO ITAÚ ARGENTINA S.A.

November 5, 2021

We hereby consent to (i) the inclusion of our opinion, dated September 21, 2021, to the Board of Directors of IRSA Propiedades Comerciales S.A. as an exhibit to the Registration Statement on Form F-4 of IRSA Inversiones y Representaciones Sociedad Anónima (the “Registration Statement”), and (ii) the references made to our firm and such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any other amendments to the Registration Statement.

BANCO ITAÚ ARGENTINA S.A.

By:	/s/ José Ahedo	By:	/s/ Sergio Marino
	Name José Ahedo		Name: Sergio Marino
	Tittle: Attorney in fact		Tittle: Attorney in fact